WesBanco Announces Third Quarter 2026 Financial Results

Marked by strong annualized loan growth, solid efficiency ratio, and accelerating growth in targeted expansion markets

Wheeling, WVa. (October 21, 2026) – WesBanco, Inc. (“WesBanco” or “Company”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2026. Net income available to common shareholders for the third quarter of 2026 was $85.3 million, or diluted earnings per share of $0.88, compared to $81.0 million, or diluted earnings per share of $0.84, respectively, for the third quarter of 2025. For the nine months ended September 30, 2026, net income was $258.1 million, or diluted earnings per share of $2.67, compared to $124.4 million, or diluted earnings per share of $1.39, for the comparable 2025 period.

As noted below, WesBanco reported adjusted diluted earnings per share of $0.89, in the third quarter, as compared to adjusted diluted earnings per share of $0.94 in the prior year period, when excluding after-tax restructuring and merger-related expenses (non-GAAP). On a similar basis and excluding the after-tax day one provision for credit losses on acquired loans, WesBanco reported adjusted diluted earnings per share of $2.72, for the nine-month period, as compared to adjusted diluted earnings per share of $2.55 for the comparable 2025 period (non-GAAP).

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026		2025		2026		2025
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (GAAP)	$85,265	$0.88	$81,042	$0.84	$258,096	$2.67	$124,401	$1.39
Add: After-tax restructuring and merger-related expenses	577	0.01	8,993	0.10	4,302	0.05	57,235	0.63
Add: After-tax day one provision for credit losses on acquired loans	-	-	-	-	-	-	46,926	0.53
Adjusted net income available to common shareholders (non-GAAP) (1)	$85,842	$0.89	$90,035	$0.94	$262,398	$2.72	$228,562	$2.55
(1) See non-GAAP financial measures for additional information relating to the calculation of these items.

Financial and operational highlights for the quarter ended September 30, 2026:

•
Generated annualized loan growth of 8.7% over the sequential quarter and 5.1% year-over-year as organic growth more than offset higher commercial real estate (“CRE”) payoffs of approximately $370 million, which negatively impacted loan growth by roughly 1%
•
Continued momentum in targeted expansion markets of Tennessee and South Florida, with Nashville and South Florida generating organic loan growth of more than $400 million
•
Average loan to deposit ratio of 90.8% continues to provide capacity for additional loan growth, as loan growth leads deposit growth in our expansion markets
•
Net interest margin increased by 7 basis points year-over-year to 3.60%, primarily driven by lower funding costs
•
Achieved record fee income levels across service charges on deposits, digital banking, and treasury management, and generated $2.8 million in new commercial swap revenue
•
Maintained a solid efficiency ratio of 52% due to a company-wide focus on driving positive operating leverage (non-GAAP)
•
Disciplined growth strategy delivered year-to-date adjusted diluted earnings per share of $2.72, an increase of 6.7% year-over-year (non-GAAP)
•
WesBanco Bank earned its ninth consecutive “Outstanding” Community Reinvestment Act Rating from the FDIC, an impressive span covering 25 years
•
Recently recognized as one of the World’s Top Performing Banks by Forbes

“Our third quarter results reflect the continued strength of WesBanco’s disciplined growth strategy and relationship-focused banking model,” said Jeff Jackson, President and Chief Executive Officer. “Year-to-date adjusted diluted earnings per share increased nearly 7%, while we maintained solid positive operating leverage and generated strong organic loan growth that more than offset elevated commercial real estate payoffs. With strong momentum across our franchise and a robust commercial pipeline, we believe we are well positioned to build on that performance in the quarters ahead.”

Balance Sheet

WesBanco’s balance sheet, as of September 30, 2026, reflects organic growth and the impact of elevated CRE payoffs. Total assets increased 3.4% year-over-year to $28.5 billion, including total portfolio loans of $19.9 billion and total securities of $4.5 billion. Total portfolio loans increased 5.1% year-over-year due to organic growth of nearly $1 billion partially offset by higher CRE payoffs. CRE payoffs continued to remain at high levels, as expected, and totaled approximately $370 million during the third quarter of 2026, and nearly $1.5 billion through the last twelve months. The commercial loan pipeline has grown more than 50% since year-end to $1.8 billion, as of September 30, 2026.

Deposits of $21.6 billion increased 1.5% year-over-year due to organic growth that more than offset the decline in higher cost certificates of deposit (CDs). Excluding CDs, total deposits increased $752 million, or 4.1%, year-over-year and 2.2% annualized sequentially. Total demand deposits represented 50% of total deposits, with the non-interest bearing component representing 24% of total deposits.

Credit Quality

The third quarter net provision for credit losses of $8.7 million was primarily due to higher loan balances and the charge-off of one commercial credit that was previously fully reserved. Excluded from the allowance for credit losses and the related coverage ratio is the remaining unaccreted discount on purchased loans from acquisitions representing 1.31% of total portfolio loans. Criticized and classified loans, which include non-performing portfolio loans, decreased $93 million, or 55 basis points, from the sequential quarter to 3.19% of total portfolio loans. Non-performing assets, which included a $19.2 million loan held for sale, represented 0.62% of total assets, an increase of 9 basis points sequentially due to two commercial credits in different industries and markets and residential 1-4 family mortgages being moved to non-accrual. The allowance for credit losses to total portfolio loans at September 30, 2026 was 1.08% of total loans, or $214.6 million.

Net Interest Margin and Income

Net interest income for the third quarter of 2026 was $226.9 million, an increase of $10.2 million, or 4.7% year-over-year, driven by loan growth, upward loan repricing, and higher securities yields. For the nine months ended September 30, 2026, net interest income of $664.4 million increased $72.4 million, or 12.2%, primarily due to the reasons discussed for the three-month period comparison.

The third quarter net interest margin of 3.60% improved 7 basis points year-over-year primarily due to lower funding costs and was flat to the second quarter, when excluding the additional 3 basis points of accelerated accretion from an early payoff during the second quarter. Deposit funding costs of 239 basis points for the third quarter of 2026 decreased 17 basis points from the prior year period and were up 4 basis points from the second quarter. When including non-interest bearing deposits, deposit funding costs for the third quarter were 180 basis points.

Non-Interest Income

For the third quarter of 2026, non-interest income of $45.9 million increased $1.0 million, or 2.2%, from the third quarter of 2025 due primarily to higher net swap and valuation income, service charges on deposits, and trust fees. Gross swap fees were $2.8 million in the third quarter, compared to $3.2 million in the prior year period, while the fair value adjustment was $2.1 million, compared to a negligible gain in the prior year period. Service charges on deposits increased $1.1 million year-over-year due to an increase in monthly fees that took effect during June 2026, as well as increased general spending and higher transaction volumes. Trust fees of $9.7 million, increased $0.7 million year-over-year, due to higher assets under management. Mortgage banking income decreased $1.8 million from the prior year period due to more mortgage volume retained in the loan portfolio.

Primarily reflecting the items discussed above, as well as net securities brokerage revenue and other income, non-interest income, for the nine months ended September 30, 2026, increased $17.8 million, or 14.4%, year-over-year to $141.3 million. Reflecting strong asset levels, net securities brokerage revenue increased $1.4 million, due to the addition of PFC wealth clients, market value appreciation, and organic growth. Other income included a non-recurring $4.8 million retirement plan gain.

Non-Interest Expense

Non-interest expense, excluding restructuring and merger-related costs, for the three months ended September 30, 2026 was $150.1 million, a $5.3 million, or 3.7%, increase year-over-year primarily due to higher salaries and wages offset by discretionary expense management. Salaries and wages of $69.1 million increased due to hiring efforts in Florida and Nashville during the second quarter, and mid-year merit increases. Marketing expense increased $2.0 million in support of our new expansion markets. FDIC insurance expense of $4.6 million decreased due to a lower assessment rate associated with our improved financial ratios. Amortization of intangible assets of $7.1 million, which was consistent with the last two quarters, decreased $1.3 million year-over-year due to the core deposit intangible asset that was created from the acquisition of PFC in the prior year. Employee benefits decreased $3.2 million year-over-year to $14.9 million due primarily to lower healthcare claims and lower deferred compensation expense. Restructuring and merger-related expenses decreased $10.7 million from the prior year period, which included costs associated with the closing of the PFC acquisition.

Excluding restructuring and merger-related expenses, non-interest expense during the first nine months of 2026 of $441.2 million increased $37.0 million, or 9.1%, compared to the comparable prior year period, due primarily to the expenses described above, as well as our acquisition of Premier Financial only being in the prior year period beginning March 1, 2025.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At September 30, 2026, Tier I leverage was 9.87%, Tier I risk-based capital ratio was 11.60%, common equity Tier 1 capital ratio (“CET 1”) was 10.61%, and total risk-based capital was 13.97%. In addition, the tangible common equity to tangible assets ratio was 8.15%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2026 at 3:00 p.m. ET on Thursday, October 22, 2026. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, or 1-412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 855-669-9658, or 1-412-317-0088 for international callers, and providing the access code of 9592854. Access to the replay will begin at approximately 5:00 p.m. ET on October 22, 2026, and end at 12 a.m. ET on November 5, 2026. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2025 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) including WesBanco’s Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K under “Risk Factors” in Part I, Item 1A and in our other reports filed with the SEC. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors'

understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (Nasdaq: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our ten-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $28.5 billion in total assets, with our Trust and Investment Services holding $8.1 billion of assets under management and securities account values (including annuities) of $2.5 billion through our broker/dealer, as of September 30, 2026. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended			For the Nine Months Ended
Statement of Income	September 30,			September 30,
	2026	2025	% Change	2026	2025	% Change
Interest and dividend income
Loans, including fees	$298,089	$295,482	0.9	$866,993	$803,994	7.8
Taxable securities	33,223	31,483	5.5	96,749	84,797	14.1
Tax-exempt securities	4,841	4,692	3.2	14,498	13,837	4.8
Other interest income	8,395	11,229	(25.2)	24,982	29,872	(16.4)
Total interest and dividend income	344,548	342,886	0.5	1,003,222	932,500	7.6
Interest expense
Interest bearing demand deposits	31,134	31,351	(0.7)	91,070	91,132	(0.1)
Money market deposits	35,873	38,249	(6.2)	101,676	95,672	6.3
Savings deposits	11,350	9,577	18.5	32,497	25,606	26.9
Certificates of deposit	19,683	23,554	(16.4)	62,863	63,553	(1.1)
Total interest expense on deposits	98,040	102,731	(4.6)	288,106	275,963	4.4
Federal Home Loan Bank borrowings	15,103	17,337	(12.9)	36,808	47,056	(21.8)
Other short-term borrowings	555	766	(27.5)	1,719	2,703	(36.4)
Subordinated debt and junior subordinated debt	3,973	5,336	(25.5)	12,150	14,774	(17.8)
Total interest expense	117,671	126,170	(6.7)	338,783	340,496	(0.5)
Net interest income	226,877	216,716	4.7	664,439	592,004	12.2
Provision for credit losses	8,661	2,082	316.0	16,949	74,183	(77.2)
Net interest income after provision for credit losses	218,216	214,634	1.7	647,490	517,821	25.0
Non-interest income
Trust fees	9,666	8,987	7.6	29,938	27,342	9.5
Service charges on deposits	12,263	11,163	9.9	34,769	30,233	15.0
Digital banking income	7,476	7,324	2.1	21,485	20,053	7.1
Net swap fee and valuation income	4,857	3,231	50.3	9,054	4,937	83.4
Net securities brokerage revenue	3,267	2,961	10.3	10,408	9,010	15.5
Bank-owned life insurance	4,311	3,765	14.5	12,439	10,643	16.9
Mortgage banking income	123	1,898	(93.5)	2,096	5,402	(61.2)
Net securities gains / (losses)	(151)	1,210	(112.5)	1,480	2,302	(35.7)
Net gains on other real estate owned and other assets	194	329	(41.0)	2,776	400	594.0
Other income	3,860	3,996	(3.4)	16,883	13,164	28.3
Total non-interest income	45,866	44,864	2.2	141,328	123,486	14.4
Non-interest expense
Salaries and wages	69,079	60,583	14.0	199,444	169,314	17.8
Employee benefits	14,853	18,040	(17.7)	51,613	49,867	3.5
Net occupancy	7,927	8,819	(10.1)	24,320	24,716	(1.6)
Equipment and software	15,613	16,310	(4.3)	46,930	46,500	0.9
Marketing	4,965	2,979	66.7	8,763	7,225	21.3
FDIC insurance	4,631	5,820	(20.4)	13,582	15,487	(12.3)
Amortization of intangible assets	7,122	8,425	(15.5)	21,423	21,853	(2.0)
Restructuring and merger-related expense	730	11,383	(93.6)	5,446	72,449	(92.5)
Other operating expenses	25,947	23,829	8.9	75,135	69,278	8.5
Total non-interest expense	150,867	156,188	(3.4)	446,656	476,689	(6.3)
Income before provision for income taxes	113,215	103,310	9.6	342,162	164,618	107.9
Provision for income taxes	23,710	19,737	20.1	71,345	32,623	118.7
Net Income	89,505	83,573	7.1	270,817	131,995	105.2
Preferred stock dividends	4,240	2,531	67.5	12,721	7,594	67.5
Net income available to common shareholders	$85,265	$81,042	5.2	$258,096	$124,401	107.5

Taxable equivalent net interest income (1)	$228,164	$217,963	4.7	$668,293	$595,682	12.2

Per common share data
Earnings per common share - basic	$0.89	$0.84	6.0	$2.69	$1.39	93.5
Earnings per common share - diluted	0.88	0.84	4.8	2.67	1.39	92.1
Earnings per common share - diluted, adjusted (1) (2)	0.89	0.94	(5.3)	2.72	2.55	6.7
Dividends declared	0.38	0.37	2.7	1.14	1.11	2.7
Book value (period end)	40.20	39.02	3.0	40.20	39.02	3.0
Tangible book value (period end) (1)	22.73	21.29	6.8	22.73	21.29	6.8
Tangible book value, excluding AOCI (period end) (1)	25.19	22.84	10.3	25.19	22.84	10.3
Average common shares outstanding - basic	95,950,360	95,995,174	(0.0)	96,027,044	89,593,739	7.2
Average common shares outstanding - diluted	96,632,946	96,116,617	0.5	96,548,165	89,718,706	7.6
Period end common shares outstanding	95,984,127	96,044,222	(0.1)	95,984,127	96,044,222	(0.1)
Period end preferred shares outstanding	230,000	380,000	(39.5)	230,000	380,000	(39.5)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, unless otherwise noted)

Selected ratios
	For the Nine Months Ended
	September 30,
	2026	2025	% Change

Return on average assets	1.25%	0.65%	92.31%
Return on average assets, excluding certain items (1) (2)	1.27	1.20	5.83
Return on average equity	8.39	4.59	82.79
Return on average equity, excluding certain items (1) (2)	8.53	8.43	1.19
Return on average tangible equity (1)	15.13	9.10	66.26
Return on average tangible equity, excluding certain items (1) (2)	15.37	15.79	(2.66)
Return on average tangible common equity (1)	16.67	9.84	69.41
Return on average tangible common equity, excluding certain items (1) (2)	16.93	17.07	(0.82)
Yield on earning assets (3)	5.42	5.50	(1.45)
Cost of interest bearing liabilities	2.52	2.75	(8.36)
Net interest spread (3)	2.90	2.75	5.45
Net interest margin (3)	3.60	3.50	2.86
Efficiency (1) (2) (3)	51.94	53.34	(2.62)
Average loans to average deposits	89.58	89.42	0.18
Annualized net loan charge-offs/average loans	0.13	0.12	8.33
Effective income tax rate	20.85	19.82	5.20

	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025

Return on average assets	1.21%	1.29%	1.24%	1.13%	1.17%
Return on average assets, excluding certain items (1) (2)	1.22	1.30	1.29	1.17	1.30
Return on average equity	8.16	8.63	8.38	7.58	8.25
Return on average equity, excluding certain items (1) (2)	8.21	8.71	8.67	7.85	9.16
Return on average tangible equity (1)	14.62	15.56	15.25	13.93	15.86
Return on average tangible equity, excluding certain items (1) (2)	14.71	15.69	15.74	14.39	17.48
Return on average tangible common equity (1)	16.08	17.14	16.82	15.87	17.26
Return on average tangible common equity, excluding certain items (1) (2)	16.18	17.28	17.37	16.39	19.03
Yield on earning assets (3)	5.45	5.44	5.38	5.51	5.58
Cost of interest bearing liabilities	2.57	2.50	2.50	2.62	2.79
Net interest spread (3)	2.88	2.94	2.88	2.88	2.79
Net interest margin (3)	3.60	3.63	3.57	3.61	3.53
Efficiency(1) (2) (3)	52.16	51.17	52.54	51.62	52.20
Average loans to average deposits	90.80	88.89	89.05	88.78	89.41
Annualized net loan charge-offs and recoveries /average loans	0.21	0.02	0.16	0.06	0.19
Effective income tax rate	20.94	21.14	20.45	20.51	19.10
Trust and Investment Services assets under management (4)	$8,077	$8,227	$7,810	$7,886	$7,688
Broker-dealer securities account values (including annuities) (4)	$2,461	$2,704	$2,574	$2,481	$2,588

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation can consiste of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.

(3) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(4) Represents market value at period end, in millions.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)					% Change
Balance sheet	September 30,			December 31,	Sept. 30, 2026
Assets	2026	2025	% Change	2025	to Dec. 31, 2025
Cash and due from banks	$212,469	$231,814	(8.3)	$204,860	3.7
Due from banks - interest bearing	766,391	776,423	(1.3)	751,249	2.0
Securities:
Equity securities	18,303	30,374	(39.7)	30,809	(40.6)
Available-for-sale debt securities	3,353,692	3,268,016	2.6	3,288,332	2.0
Held-to-maturity debt securities	1,093,970	1,150,339	(4.9)	1,131,946	(3.4)
Total securities	4,465,965	4,448,729	0.4	4,451,087	0.3
Loans held for sale (1)	56,707	125,971	(55.0)	87,454	(35.2)
Portfolio loans:
Commercial real estate	11,319,515	10,755,370	5.2	10,938,834	3.5
Commercial and industrial	3,067,867	2,771,906	10.7	2,863,893	7.1
Residential real estate	3,998,944	3,928,469	1.8	3,938,585	1.5
Home equity	1,240,811	1,091,636	13.7	1,129,394	9.9
Consumer	273,414	384,693	(28.9)	355,726	(23.1)
Total portfolio loans, net of unearned income	19,900,551	18,932,074	5.1	19,226,432	3.5
Allowance for credit losses - loans	(214,558)	(217,666)	1.4	(218,749)	1.9
Net portfolio loans	19,685,993	18,714,408	5.2	19,007,683	3.6
Premises and equipment, net	257,389	267,521	(3.8)	263,240	(2.2)
Accrued interest receivable	106,182	108,865	(2.5)	106,651	(0.4)
Goodwill and other intangible assets, net	1,701,962	1,736,073	(2.0)	1,723,385	(1.2)
Bank-owned life insurance	565,096	555,104	1.8	557,512	1.4
Other assets	647,905	553,134	17.1	543,212	19.3
Total Assets	$28,466,059	$27,518,042	3.4	$27,696,333	2.8

Liabilities
Deposits:
Non-interest bearing demand	$5,235,283	$5,285,740	(1.0)	$5,376,767	(2.6)
Interest bearing demand	5,463,872	5,025,216	8.7	5,186,880	5.3
Money market	5,143,236	4,901,863	4.9	5,072,039	1.4
Savings deposits	3,263,193	3,141,075	3.9	3,157,782	3.3
Certificates of deposit	2,506,919	2,930,368	(14.5)	2,875,372	(12.8)
Total deposits	21,612,503	21,284,262	1.5	21,668,840	(0.3)
Federal Home Loan Bank borrowings	1,950,000	1,275,000	52.9	1,200,000	62.5
Other short-term borrowings	113,800	113,501	0.3	110,679	2.8
Subordinated debt and junior subordinated debt	308,991	358,373	(13.8)	308,529	0.1
Total borrowings	2,372,791	1,746,874	35.8	1,619,208	46.5
Accrued interest payable	21,363	25,472	(16.1)	19,150	11.6
Other liabilities	376,278	344,907	9.1	357,222	5.3
Total Liabilities	24,382,935	23,401,515	4.2	23,664,420	3.0

Shareholders' Equity
Preferred stock	224,187	368,867	(39.2)	224,187	-
Common stock	200,396	200,088	0.2	200,137	0.1
Capital surplus	2,502,142	2,487,564	0.6	2,490,440	0.5
Retained earnings	1,401,585	1,210,823	15.8	1,252,765	11.9
Treasury stock	(7,119)	-	(100.0)	-	(100.0)
Accumulated other comprehensive loss	(235,699)	(148,669)	(58.5)	(133,320)	(76.8)
Deferred benefits for directors	(2,368)	(2,146)	(10.3)	(2,296)	(3.1)
Total Shareholders' Equity	4,083,124	$4,116,527	(0.8)	4,031,913	1.3
Total Liabilities and Shareholders' Equity	$28,466,059	$27,518,042	3.4	$27,696,333	2.8

(1) Includes $37,544, $87,454 and $125,971 measured at fair value as of September 30, 2026, December 2025, and September 30, 2025, respectively

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
Balance sheet	September 30,	June 30,
Assets	2026	2026	% Change
Cash and due from banks	$212,469	$226,961	(6.4)
Due from banks - interest bearing	766,391	644,813	18.9
Securities:
Equity securities	18,303	19,060	(4.0)
Available-for-sale debt securities	3,353,692	3,312,972	1.2
Held-to-maturity debt securities	1,093,970	1,107,586	(1.2)
Total securities	4,465,965	4,439,618	0.6
Loans held for sale (1)	56,707	57,318	(1.1)
Portfolio loans:
Commercial real estate	11,319,515	11,093,370	2.0
Commercial and industrial	3,067,867	2,949,863	4.0
Residential real estate	3,998,944	3,939,813	1.5
Home equity	1,240,811	1,191,809	4.1
Consumer	273,414	304,111	(10.1)
Total portfolio loans, net of unearned income	19,900,551	19,478,966	2.2
Allowance for credit losses - loans	(214,558)	(217,775)	1.5
Net portfolio loans	19,685,993	19,261,191	2.2
Premises and equipment, net	257,389	248,200	3.7
Accrued interest receivable	106,182	102,342	3.8
Goodwill and other intangible assets, net	1,701,962	1,709,084	(0.4)
Bank-owned life insurance	565,096	562,297	0.5
Other assets	647,905	545,093	18.9
Total Assets	$28,466,059	$27,796,917	2.4

Liabilities
Deposits:
Non-interest bearing demand	$5,235,283	$5,287,995	(1.0)
Interest bearing demand	5,463,872	5,364,937	1.8
Money market	5,143,236	5,012,414	2.6
Savings deposits	3,263,193	3,335,823	(2.2)
Certificates of deposit	2,506,919	2,591,047	(3.2)
Total deposits	21,612,503	21,592,216	0.1
Federal Home Loan Bank borrowings	1,950,000	1,350,000	44.4
Other short-term borrowings	113,800	88,419	28.7
Subordinated debt and junior subordinated debt	308,991	308,837	0.0
Total borrowings	2,372,791	1,747,256	35.8
Accrued interest payable	21,363	17,567	21.6
Other liabilities	376,278	330,193	14.0
Total Liabilities	24,382,935	23,687,232	2.9

Shareholders' Equity
Preferred stock	224,187	224,187	-
Common stock	200,396	200,396	-
Capital surplus	2,502,142	2,498,629	0.1
Retained earnings	1,401,585	1,352,870	3.6
Treasury stock	(7,119)	(10,924)	34.8
Accumulated other comprehensive loss	(235,699)	(153,157)	(53.9)
Deferred benefits for directors	(2,368)	(2,316)	(2.2)
Total Shareholders' Equity	4,083,124	4,109,685	(0.6)
Total Liabilities and Shareholders' Equity	$28,466,059	$27,796,917	2.4

(1) Includes $37,544 and $57,318 measured at fair value as of September 30, 2026 and June 30, 2026, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
Average balance sheet and net interest margin analysis
	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026		2025		2026		2025
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$728,418	3.88%	$761,410	4.90%	$730,187	3.89%	$704,757	4.81%
Loans, net of unearned income (1)	19,660,778	6.02	18,990,507	6.17	19,365,019	5.99	17,553,879	6.12
Securities: (2)
Taxable	3,966,151	3.32	3,901,533	3.20	3,930,752	3.29	3,679,815	3.08
Tax-exempt (3)	728,816	3.34	733,493	3.21	733,927	3.34	732,823	3.20
Total securities	4,694,967	3.33	4,635,026	3.20	4,664,679	3.30	4,412,638	3.10
Other earning assets	76,405	6.61	77,308	9.40	65,328	7.61	75,338	8.04
Total earning assets (3)	25,160,568	5.45%	24,464,251	5.58%	24,825,213	5.42%	22,746,612	5.50%
Other assets	2,859,632		2,955,475		2,864,984		2,710,747
Total Assets	$28,020,200		$27,419,726		$27,690,197		$25,457,359

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$5,392,171	2.29%	$4,963,468	2.51%	$5,384,182	2.26%	$4,676,955	2.61%
Money market accounts	5,064,659	2.81	4,905,387	3.09	4,968,163	2.74	4,322,300	2.96
Savings deposits	3,300,368	1.36	3,152,927	1.21	3,285,784	1.32	2,962,302	1.16
Certificates of deposit	2,549,878	3.06	2,928,961	3.19	2,678,958	3.14	2,694,587	3.15
Total interest bearing deposits	16,307,076	2.39	15,950,743	2.56	16,317,087	2.36	14,656,144	2.52
Federal Home Loan Bank borrowings	1,482,609	4.04	1,500,272	4.58	1,227,473	4.01	1,419,571	4.43
Repurchase agreements	99,661	2.21	110,452	2.75	102,923	2.23	130,592	2.77
Subordinated debt and junior subordinated debt	308,892	5.10	358,007	5.91	308,740	5.26	340,425	5.80
Total interest bearing liabilities (4)	18,198,238	2.57%	17,919,474	2.79%	17,956,223	2.52%	16,546,732	2.75%
Non-interest bearing demand deposits	5,346,922		5,289,568		5,299,436		4,975,638
Other liabilities	328,731		312,542		319,717		309,656
Shareholders' equity	4,146,309		3,898,142		4,114,821		3,625,333
Total Liabilities and Shareholders' Equity	$28,020,200		$27,419,726		$27,690,197		$25,457,359
Taxable equivalent net interest spread		2.88%		2.79%		2.90%		2.75%
Taxable equivalent net interest margin		3.60%		3.53%		3.60%		3.50%

(1) Gross of allowance for credit losses, net of unearned income and includes non-accrual loans and loans held for sale. Loan fees included in interest income on loans were $1.9 million and $1.4 million for the three months ended September 30, 2026 and 2025, respectively, and were $5.8 million and $5.5 million for the nine months ended September 30, 2026 and 2025, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $13.4 million and $16.0 million for the three months ended September 30, 2026 and 2025, respectively, and was $41.4 million and $39.3 million for the nine months ended September 30, 2026 and 2025, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.1 million and $1.7 million for the three months ended September 30, 2026 and 2025, respectively, and was $0.5 million and $9.6 million for the nine months ended September 30, 2026 and 2025, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)	Quarter Ended
Statement of Income	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
Interest and dividend income
Loans, including fees	$298,089	$287,916	$280,989	$293,208	$295,482
Taxable securities	33,223	32,083	31,443	31,546	31,483
Tax-exempt securities	4,841	4,833	4,824	4,865	4,692
Other interest income	8,395	8,219	8,368	9,821	11,229
Total interest and dividend income	344,548	333,051	325,624	339,440	342,886
Interest expense
Interest bearing demand deposits	31,134	30,567	29,368	29,821	31,351
Money market deposits	35,873	33,650	32,151	36,166	38,249
Savings deposits	11,350	11,029	10,119	9,570	9,577
Certificates of deposit	19,683	20,590	22,591	24,235	23,554
Total interest expense on deposits	98,040	95,836	94,229	99,792	102,731
Federal Home Loan Bank borrowings	15,103	10,390	11,316	11,378	17,337
Other short-term borrowings	555	565	598	730	766
Subordinated debt and junior subordinated debt	3,973	4,098	4,080	5,243	5,336
Total interest expense	117,671	110,889	110,223	117,143	126,170
Net interest income	226,877	222,162	215,401	222,297	216,716
Provision for credit losses	8,661	9,185	(897)	3,059	2,082
Net interest income after provision for credit losses	218,216	212,977	216,298	219,238	214,634
Non-interest income
Trust fees	9,666	9,830	10,442	9,745	8,987
Service charges on deposits	12,263	11,546	10,961	11,159	11,163
Digital banking income	7,476	7,410	6,599	6,422	7,324
Net swap fee and valuation income	4,857	3,135	1,062	3,959	3,231
Net securities brokerage revenue	3,267	3,670	3,472	2,836	2,961
Bank-owned life insurance	4,311	4,317	3,811	4,458	3,765
Mortgage banking income	123	1,055	919	791	1,898
Net securities gains / (losses)	(151)	1,644	(13)	1,077	1,210
Net gains / (losses) on other real estate owned and other assets	194	2,036	546	(824)	329
Other income	3,860	8,989	4,032	3,647	3,996
Total non-interest income	45,866	53,632	41,831	43,270	44,864
Non-interest expense
Salaries and wages	69,079	66,402	63,964	61,664	60,583
Employee benefits	14,853	19,148	17,611	17,148	18,040
Net occupancy	7,927	7,863	8,529	8,522	8,819
Equipment and software	15,613	15,640	15,678	16,110	16,310
Marketing	4,965	2,271	1,526	2,636	2,979
FDIC insurance	4,631	4,168	4,784	5,411	5,820
Amortization of intangible assets	7,122	7,141	7,160	7,217	8,425
Restructuring and merger-related expense	730	1,003	3,713	3,483	11,383
Other operating expenses	25,947	25,450	23,740	25,697	23,829
Total non-interest expense	150,867	149,086	146,705	147,888	156,188
Income before provision for income taxes	113,215	117,523	111,424	114,620	103,310
Provision for income taxes	23,710	24,846	22,789	23,510	19,737
Net Income	89,505	92,677	88,635	91,110	83,573
Preferred stock dividends	4,240	4,240	4,240	12,948	2,531
Net income available to common shareholders	$85,265	$88,437	$84,395	$78,162	$81,042

Taxable equivalent net interest income	$228,164	$223,447	$216,683	$223,590	$217,963

Per common share data
Earnings per common share - basic	$0.89	$0.92	$0.88	$0.81	$0.84
Earnings per common share - diluted	0.88	0.91	0.88	0.81	0.84
Earnings per common share - diluted, adjusted (1) (2)	0.89	0.92	0.91	0.84	0.94
Dividends declared	0.38	0.38	0.38	0.38	0.37
Book value (period end)	40.20	40.53	40.01	39.64	39.02
Tangible book value (period end) (1)	22.73	22.98	22.45	22.01	21.29
Tangible book value, excluding AOCI (period end) (1)	25.19	24.58	23.98	23.39	22.84
Average common shares outstanding - basic	95,950,360	96,028,958	96,103,497	96,053,336	95,995,174
Average common shares outstanding - diluted	96,632,946	96,703,880	96,309,352	96,226,845	96,116,617
Period end common shares outstanding	95,984,127	95,869,209	96,134,158	96,067,559	96,044,222
Period end preferred shares outstanding	230,000	230,000	230,000	230,000	380,000
Full time equivalent employees	2,998	2,996	2,973	3,030	3,064

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2026		2026		2026		2025		2025
Non-performing assets:
Total non-performing portfolio loans	$154,970		$146,058		$145,008		$91,584		$94,463
Total non-performing loans held for sale	19,162		-		-		-		-
Other real estate and repossessed assets	1,784		1,391		1,323		907		997
Total non-performing assets	$175,916		$147,449		$146,331		$92,491		$95,460

Past due loans (1):
Loans past due 30-89 days	$88,590		$67,388		$89,877		$91,199		$80,333
Loans past due 90 days or more	23,719		21,783		16,210		37,783		19,430
Total past due loans	$112,309		$89,171		$106,087		$128,982		$99,763

Loans past due 30-89 days / total portfolio loans	0.45%		0.35%		0.47%		0.47%		0.42%
Loans past due 90 days or more / total portfolio loans	0.12		0.11		0.08		0.20		0.10
Non-performing portfolio loans / total portfolio loans	0.78		0.75		0.76		0.48		0.50
Non-performing assets / total portfolio loans, total loans held for sale, other real estate and repossessed assets	0.88		0.75		0.76		0.48		0.50
Non-performing assets / total assets	0.62		0.53		0.53		0.33		0.35

Allowance for credit losses
Allowance for credit losses - loans	$214,558		$217,775		$210,023		$218,749		$217,666
Allowance for credit losses - loan commitments	9,234		7,740		7,212		6,950		7,628
Provision for credit losses	8,661		9,185		(897)		3,059		2,082
Net loan and deposit account overdraft charge-offs and recoveries	10,382		892		7,584		2,666		8,867

Annualized net loan charge-offs and recoveries / average loans	0.21%		0.02%		0.16%		0.06%		0.19%
Allowance for credit losses - loans / total portfolio loans	1.08%		1.12%		1.10%		1.14%		1.15%
Allowance for credit losses - loans / non-performing portfolio loans	1.38	x	1.49	x	1.45	x	2.39	x	2.30	x
Allowance for credit losses - loans / non-performing portfolio loans and
loans past due	0.80	x	0.93	x	0.84	x	0.99	x	1.12	x

	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2026		2026		2026		2025		2025
Capital ratios
Tier I leverage capital	9.87%		9.83%		9.63%		9.42%		9.72%
Tier I risk-based capital	11.60		11.72		11.72		11.42		11.83
Total risk-based capital	13.97		14.18		14.19		13.92		14.58
Common equity tier 1 capital ratio (CET 1)	10.61		10.70		10.67		10.37		10.10
Average shareholders' equity to average assets	14.80		14.94		14.84		14.88		14.22
Total shareholders' equity to total assets	14.34		14.78		14.81		14.56		14.96
Tangible equity to tangible assets (2)	8.98		9.29		9.24		8.99		9.35
Tangible common equity to tangible assets (2)	8.15		8.44		8.37		8.13		7.92

(1) Excludes non-performing loans.
(2) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

WESBANCO, INC.
Non-GAAP Financial Measures

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
(unaudited, dollars in thousands,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
except shares and per share amounts)	2026	2026	2026	2025	2025	2026	2025
Return on average assets, excluding certain items:
Net income available to common shareholders	$85,265	$88,437	$84,395	$78,162	$81,042	$258,096	$124,401
Add: after-tax restructuring and merger-related expenses (1)	577	792	2,933	2,752	8,993	4,302	57,235
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	-	-	-	46,926
Net income available to common shareholders, excluding certain items	85,842	89,229	87,328	80,914	90,035	262,398	228,562

Average total assets	$28,020,200	$27,514,390	$27,530,620	$27,481,963	$27,419,726	$27,690,197	$25,457,359

Return on average assets, excluding certain items (annualized) (2)	1.22%	1.30%	1.29%	1.17%	1.30%	1.27%	1.20%

Return on average equity, excluding certain items:
Net income available to common shareholders	$85,265	$88,437	$84,395	$78,162	$81,042	$258,096	$124,401
Add: after-tax restructuring and merger-related expenses (1)	577	792	2,933	2,752	8,993	4,302	57,235
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	-	-	-	46,926
Net income available to common shareholders excluding certain items	85,842	89,229	87,328	80,914	90,035	262,398	228,562

Average total shareholders' equity	$4,146,309	$4,110,881	$4,086,617	$4,088,456	$3,898,142	$4,114,821	$3,625,333

Return on average equity, excluding certain items (annualized) (2)	8.21%	8.71%	8.67%	7.85%	9.16%	8.53%	8.43%

Return on average tangible equity:
Net income available to common shareholders	$85,265	$88,437	$84,395	$78,162	$81,042	$258,096	$124,401
Add: amortization of intangibles (1)	5,626	5,641	5,656	5,701	6,656	16,924	17,264
Net income available to common shareholders before amortization of intangibles	90,891	94,078	90,051	83,863	87,698	275,020	141,665

Average total shareholders' equity	4,146,309	4,110,881	4,086,617	4,088,456	3,898,142	4,114,821	3,625,333
Less: average goodwill and other intangibles, net of def. tax liability	(1,679,643)	(1,685,204)	(1,691,156)	(1,700,188)	(1,704,105)	(1,685,292)	(1,543,552)
Average tangible equity	$2,466,666	$2,425,677	$2,395,461	$2,388,268	$2,194,037	$2,429,529	$2,081,781

Return on average tangible equity (annualized) (2)	14.62%	15.56%	15.25%	13.93%	15.86%	15.13%	9.10%

Average tangible common equity	$2,242,479	$2,201,490	$2,171,274	$2,096,528	$2,015,329	$2,205,342	$1,925,764
Return on average tangible common equity (annualized) (2)	16.08%	17.14%	16.82%	15.87%	17.26%	16.67%	9.84%

WESBANCO, INC.
Non-GAAP Financial Measures (continued)
	Three Months Ended					Year to Date
(unaudited, dollars in thousands,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
except shares and per share amounts)	2026	2026	2026	2025	2025	2026	2025
Return on average tangible equity, excluding certain items:
Net income available to common shareholders	$85,265	$88,437	$84,395	$78,162	$81,042	$258,096	$124,401
Add: after-tax restructuring and merger-related expenses (1)	577	792	2,933	2,752	8,993	4,302	57,235
Add: amortization of intangibles (1)	5,626	5,641	5,656	5,701	6,656	16,924	17,264
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	-	-	-	46,926
Net income available to common shareholders before amortization of intangibles and excluding certain items	91,468	94,870	92,984	86,615	96,691	279,322	245,826

Average total shareholders' equity	4,146,309	4,110,881	4,086,617	4,088,456	3,898,142	4,114,821	3,625,333
Less: average goodwill and other intangibles, net of def. tax liability	(1,679,643)	(1,685,204)	(1,691,156)	(1,700,188)	(1,704,105)	(1,685,292)	(1,543,552)
Average tangible equity	$2,466,666	$2,425,677	$2,395,461	$2,388,268	$2,194,037	$2,429,529	$2,081,781

Return on average tangible equity, excluding certain items (annualized) (2)	14.71%	15.69%	15.74%	14.39%	17.48%	15.37%	15.79%

Average tangible common equity	$2,242,479	$2,201,490	$2,171,274	$2,096,528	$2,015,329	$2,205,342	$1,925,764
Return on average tangible common equity, excluding certain items (annualized) (2)	16.18%	17.28%	17.37%	16.39%	19.03%	16.93%	17.07%

Taxable equivalent net interest income:
Net interest income	$226,877	$222,162	$215,401	$222,297	$216,716	$664,439	$592,004
Taxable-equivalent adjustments to net interest income (1)	1,287	1,285	1,282	1,293	1,247	3,854	3,678
Taxable equivalent net interest income	$228,164	$223,447	$216,683	$223,590	$217,963	$668,293	$595,682

Efficiency ratio:
Non-interest expense	$150,867	$149,086	$146,705	$147,888	$156,188	$446,656	$476,689
Less: amortization of intangibles	(7,122)	(7,141)	(7,160)	(7,217)	(8,245)	(21,423)	(21,853)
Less: restructuring and merger-related expense	(730)	(1,003)	(3,713)	(3,483)	(11,383)	(5,446)	(72,449)
Non-interest expense excluding restructuring and merger-related expense	143,015	140,942	135,832	137,188	136,560	419,787	382,387

Taxable equivalent net interest income	228,164	223,447	216,683	223,590	217,963	668,293	595,682
Non-interest income, excluding net securities gains	46,017	51,988	41,844	42,193	43,654	139,848	121,184
Taxable equivalent net interest income plus non-interest income	$274,181	$275,435	$258,527	$265,783	$261,617	$808,141	$716,866
Efficiency ratio	52.16%	51.17%	52.54%	51.62%	52.20%	51.94%	53.34%

Adjusted net income available to common shareholders, excluding certain items:
Net income available to common shareholders	$85,265	$88,437	$84,395	$78,162	$81,042	$258,096	$124,401
Add: after-tax restructuring and merger-related expenses (1)	577	792	2,933	2,752	8,993	4,302	57,235
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	-	-	-	46,926
Adjusted net income available to common shareholders, excluding certain items:	$85,842	$89,229	$87,328	$80,914	$90,035	$262,398	$228,562

Earnings per common share - diluted, adjusted:
Net income per common share - diluted	$0.88	$0.91	$0.88	$0.81	$0.84	$2.67	$1.39
Add: after-tax restructuring and merger-related expenses per common share - diluted (1)	0.01	0.01	0.03	0.03	0.10	0.05	0.63
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	-	-	-	0.53
Earnings per common share - diluted, adjusted	$0.89	$0.92	$0.91	$0.84	$0.94	$2.72	$2.55

WESBANCO, INC.
Non-GAAP Financial Measures (continued)
	Period End
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
Tangible book value per share:
Total shareholders' equity	$4,083,124	$4,109,685	$4,070,608	$4,031,913	$4,116,527
Less: goodwill and other intangible assets, net of def. tax liability	(1,676,830)	(1,682,457)	(1,688,098)	(1,693,755)	(1,702,916)
Less: preferred shareholder's equity	(224,187)	(224,187)	(224,187)	(224,187)	(368,867)
Tangible common equity	2,182,107	2,203,041	2,158,323	2,113,971	2,044,744

Common shares outstanding	95,984,127	95,869,209	96,134,158	96,067,559	96,044,222

Tangible book value per share	$22.73	$22.98	$22.45	$22.01	$21.29

Tangible book value per share, excluding AOCI:
Tangible common equity	$2,182,107	$2,203,041	$2,158,323	$2,113,971	$2,044,744
Less: Accumulated other comprehensive loss	(235,699)	(153,157)	(147,195)	(133,320)	(148,669)
Tangible common equity, excluding accumulated other comprehensive loss	2,417,806	2,356,198	2,305,518	2,247,291	2,193,413

Common shares outstanding	95,984,127	95,869,209	96,134,158	96,067,559	96,044,222

Tangible book value per share, excluding AOCI:	$25.19	$24.58	$23.98	$23.39	$22.84

Tangible common equity to tangible assets:
Total shareholders' equity	$4,083,124	$4,109,685	$4,070,608	$4,031,913	$4,116,527
Less: goodwill and other intangible assets, net of def. tax liability	(1,676,830)	(1,682,457)	(1,688,098)	(1,693,755)	(1,702,916)
Tangible equity	2,406,294	2,427,228	2,382,510	2,338,158	2,413,611
Less: preferred shareholder's equity	(224,187)	(224,187)	(224,187)	(224,187)	(368,867)
Tangible common equity	2,182,107	2,203,041	2,158,323	2,113,971	2,044,744

Total assets	28,466,059	27,796,917	27,482,455	27,696,333	27,518,042
Less: goodwill and other intangible assets, net of def. tax liability	(1,676,830)	(1,682,457)	(1,688,098)	(1,693,755)	(1,702,916)
Tangible assets	$26,789,229	$26,114,460	$25,794,357	$26,002,578	$25,815,126

Tangible equity to tangible assets	8.98%	9.29%	9.24%	8.99%	9.35%

Tangible common equity to tangible assets	8.15%	8.44%	8.37%	8.13%	7.92%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.

WESBANCO, INC.
Non-GAAP Financial Measures (continued)
	Three Months Ended					Year to Date
(unaudited, dollars in thousands,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
except shares and per share amounts)	2026	2026	2026	2025	2025	2026	2025
Pre-tax, pre-provision income:
Income before provision for income taxes	$113,215	$117,523	$111,424	$114,620	$103,310	$342,162	$164,618
Add: provision for credit losses	8,661	9,185	(897)	3,059	2,082	16,949	74,183
Pre-tax, pre-provision income	$121,876	$126,708	$110,527	$117,679	$105,392	$359,111	$238,801

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$113,215	$117,523	$111,424	$114,620	$103,310	$342,162	$164,618
Add: provision for credit losses	8,661	9,185	(897)	3,059	2,082	16,949	74,183
Add: restructuring and merger-related expenses	730	1,003	3,713	3,483	11,383	5,446	72,449
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$122,606	$127,711	$114,240	$121,162	$116,775	$364,557	$311,250

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses:
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$122,606	$127,711	$114,240	$121,162	$116,775	$364,557	$311,250
Average total assets	$28,020,200	$27,514,390	$27,530,620	$27,481,963	$27,419,726	$27,690,197	$25,457,359
Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses (annualized) (1)	1.74%	1.86%	1.68%	1.75%	1.69%	1.76%	1.63%

Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses:
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$122,606	$127,711	$114,240	$121,162	$116,775	$364,557	$311,250
Average total shareholders' equity	$4,146,309	$4,110,881	$4,086,617	$4,088,456	$3,898,142	$4,114,821	$3,625,333
Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses (annualized) (1)	11.73%	12.46%	11.34%	11.76%	11.88%	11.85%	11.48%

Pre-tax, pre-provision return on average tangible equity, excluding certain items (2):
Income before provision for income taxes	$113,215	$117,523	$111,424	$114,620	$103,310	$342,162	$164,618
Add: provision for credit losses	8,661	9,185	(897)	3,059	2,082	16,949	74,183
Add: amortization of intangibles	7,122	7,141	7,160	7,217	8,425	21,423	21,853
Add: restructuring and merger-related expenses	730	1,003	3,713	3,483	11,383	5,446	72,449
Pre-tax, pre-provision income before restructuring and merger-related expenses and amortization of intangibles	$129,728	$134,852	$121,400	$128,379	$125,200	$385,980	$333,103

Average total shareholders' equity	$4,146,309	$4,110,881	$4,086,617	$4,088,456	$3,898,142	$4,114,821	$3,625,333
Less: average goodwill and other intangibles, net of def. tax liability	(1,679,643)	(1,685,204)	(1,691,156)	(1,700,188)	(1,704,105)	(1,685,292)	(1,543,552)
Average tangible equity	$2,466,666	$2,425,677	$2,395,461	$2,388,268	$2,194,037	$2,429,529	$2,081,781

Pre-tax, pre-provision return on average tangible equity, excluding certain items (annualized) (1) (2)	20.87%	22.30%	20.55%	21.33%	22.64%	21.24%	21.39%

Pre-tax, pre-provision return on average tangible common equity, excluding certain items (2):
Pre-tax, pre-provision income before restructuring and merger-related expenses and amortization of intangibles	$129,728	$134,852	$121,400	$128,379	$125,200	$385,980	$333,103
Average tangible common equity	$2,242,479	$2,201,490	$2,171,274	$2,096,528	$2,015,329	$2,205,342	$1,925,764
Pre-tax, pre-provision return on average tangible common equity, excluding certain items (annualized) (1) (2)	22.95%	24.57%	22.68%	24.29%	24.65%	23.40%	23.13%

(1) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.
(2) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.